AMENDMENT NUMBER [2] TO THE AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT
This Amendment, dated as of [July 1, 2013], is made to the Amended and Restated Transfer Agency and Service Agreement dated July 1, 2006, (the “Agreement”) between AIM Variable Insurance Funds (the “Fund”) and Invesco Investment Services, Inc. (“IIS”) pursuant to Article 11 of the Agreement.
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to include Section 2.04 under Article 2;
     NOW THEREFORE, the parties hereby agree as follows:
     Article 2 of the Agreement is hereby amended to include the following:
     “2.04 The Fund agrees on behalf of each of the Portfolios to pay all fees payable under third-party servicing arrangements.”
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

AIM VARIABLE INSURANCE FUNDS

By:
John M. Zerr
Senior Vice President
ATTEST:

Assistant Secretary

INVESCO INVESTMENT SERVICES, INC.

By:
William J. Galvin Jr.
President

ATTEST:

Assistant Secretary